Exhibit 10(b)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America (“Prudential”), constitutes and appoints SUN-JIN MOON, KENNETH A. PELKER, ERIN C. SCHWERZMANN, JORDAN K. THOMSEN, RICHARD E. BUCKLEY, C. CHRISTOPHER SPRAGUE, JONATHAN SHAIN, JOHN M. EWING, and GINA WARDLOW, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”), in connection with where applicable: Registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Prudential filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this   2   day of April, 2014.

/s/ Robert Axel
Robert Axel Senior Vice President, Controller and Principal Accounting Officer

/s/ Thomas J. Baltimore Jr.
Thomas J. Baltimore, Jr. Director

/s/ Gordon M. Bethune
Gordon M. Bethune Director

/s/ Gaston Caperton
Gaston Caperton Director

/s/ Gilbert F. Casellas
Gilbert F. Casellas Director

/s/ James G. Cullen
James G. Cullen Director

/s/ Robert M. Falzon
Robert M. Falzon Executive Vice President and Chief Financial Officer

/s/ Mark B. Grier
Mark B. Grier Vice Chairman and Director

/s/ Constance J. Horner
Constance J. Horner Director

/s/ Martina T. Hund-Mejean
Martina T. Hund-Mejean Director

/s/ Karl J. Krapek
Karl J. Krapek Director

/s/ Christine A. Poon
Christine A. Poon Director

/s/ Douglas Scovanner
Douglas Scovanner Director

/s/ John R. Strangfeld
John R. Strangfeld Chairman, Chief Executive Officer, President and Director

/s/ James A. Unruh
James A. Unruh Director

Schedule A

The Prudential Variable Contract Account-2 (Reg. No. 811-01612) and group variable annuity contracts (Reg. No. 002-28316), to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-10 (Reg. No. 811-03421) and group annuity contracts (Reg. No. 002-76580), to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-11 (Reg. No. 811-03422) and group annuity contracts (Reg. No. 002-76581), to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-24 (Reg. No. 811-05053) and group annuity contracts (Reg. No. 033-12362), to the extent they represent participating interests in such account;

The Prudential Variable Contract Real Property Account (Reg. No. 333-194368) and individual variable life insurance and annuity contracts, to the extent they represent participating interests in such account;

The Prudential Investment Plan Account (Reg. No. 811-01850) and Systematic Investment Plan Contracts (Reg. No. 002-52715), to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account (Reg. No. 811-01848) and Variable Annuity Contracts (Reg. No. 002-52714), to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account-2 (Reg. No. 811-01849) and Variable Annuity Contracts (Reg. No. 002-52589 and Reg. No. 002-59232), to the extent they represent participating interests in such account;

The Prudential Individual Variable Contract Account (Reg. No. 811-03622) and Individual Variable Annuity Contracts (Reg. No. 033-25434 and Reg. No. 002-80897), to the extent they represent participating interests in such account;

The Prudential Qualified Individual Variable Contract Account (Reg. No. 811-03625) and Individual Variable Annuity Contracts (Reg. No. 002-81318), to the extent they represent participating interests in such account;

The Prudential Variable Appreciable Account (Reg. No. 811-05466) and Variable Life Insurance Contracts (Reg. No. 033-20000, Reg. No. 033-25372, Reg. No. 333-64957, and Reg. No. 033-61079), to the extent they represent participating interests in such account;

The Prudential Variable Contract Account GI-2 (Reg. No. 811-07545) and Group Variable Life Insurance Contracts (Reg. No. 333-01031 and Reg. No. 333-137572), to the extent they represent participating interests in such account;

The Prudential Discovery Premier Group Variable Contract Account (Reg. No. 811-09799) and group annuity contracts (Reg. No. 333-95637), to the extent they represent participating interests in such account; and

The Prudential Discovery Select Group Variable Contract Account (Reg. No. 811-08091) and group annuity contracts (Reg. No. 333-23271), to the extent they represent participating interests in such account.